Exhibit 3.3

CATCHMARK TIMBER TRUST, INC.
ARTICLES SUPPLEMENTARY

CatchMark Timber Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, reclassified and designated 10,500,000 authorized but unissued shares (the “Shares”) of Class A Common Stock, $.01 par value per share (the “Class A Common Shares”), of the Corporation as 3,500,000 shares of Class B-1 Common Stock, $.01 par value per share (the “Class B-1 Common Shares”), 3,500,000 shares of Class B-2 Common Stock, $.01 par value per share (the “Class B-2 Common Shares”), and 3,500,000 shares of Class B-3 Common Stock, $.01 par value per share (the “Class B-3 Common Shares” and, together with the Class B‑1 Common Shares and the Class B-2 Common Shares, the “Class B Common Shares”). There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary.

SECOND: Except as set forth in the immediately following sentences, the Class B Common Shares shall have identical preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Class A Common Shares and shall be treated as Class A Common Shares under all provisions of the Charter, including, without limitation, the provisions of Article VI. Each issued and outstanding whole Class B Common Share shall, automatically and without any action on the part of the holder thereof, convert into one Class A Common Share as follows: (a) six months following the date of initial listing of the Class A Common Shares on a national securities exchange (the “Listing Date”), in the case of Class B-1 Common Shares; (b) the earlier of (i) 12 months following the Listing Date or (ii) such earlier date as may be determined by the Board of Directors, but not earlier than nine months following the Listing Date, in the case of Class B-2 Common Shares; and (c) the earlier of (i) 18 months following the Listing Date or (ii) such earlier date as may be determined by the Board of Directors, but not earlier than 12 months following the Listing Date, in the case of Class B-3 Common Shares. Notwithstanding the foregoing, any fractional interest in a Class B Common Share that is issued prior to the Listing Date shall, automatically and without any action on the part of the holder thereof, convert into a corresponding fractional interest in a Class A Common Share immediately following such issuance. In the event that the Listing Date has not occurred by December 31, 2015, all outstanding Class B Common Shares shall automatically convert into Class A Common Shares on such date.

THIRD: A description of the Class A Common Shares is contained in the Charter.

FOURTH: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board and President and attested to by its Senior Vice President, Chief Financial Officer and Assistant Secretary on this 24th day of October, 2013.

ATTEST:                    CATCHMARK TIMBER TRUST, INC.

/s/ Brian M. Davis		/s/ Leo F. Wells, III		(SEAL)
Name:	Brian M. Davis	Name:	Leo F. Wells, III
Title:	Senior Vice President, Chief	Title:	Chairman of the Board Officer and
	Financial Officer and		President
Assistant Secretary